                                                                   EX-99.B(1)(b)
                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             THE STRATEGY FUND, INC.


         THE STRATEGY FUND, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 717 Fifth Avenue, New York, New York 10022, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

         SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law and under authority contained in Article XI, Section 1 of the Articles of Incorporation of the Corporation, the full Board of Directors by resolution unanimously passed on June 17, 1997, have changed the name of the Corporation to ISI Strategy Fund, Inc.

         THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

         FOURTH: Article II of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  The name of the Corporation is:
                           ISI Strategy Fund, Inc.

         FIFTH: These Articles of Amendment shall be effective as of the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record on July 3, 1997.



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                  IN WITNESS WHEREOF, The Strategy Fund, Inc. has caused these
Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 3rd day of July, 1997.


                                                  THE STRATEGY FUND, INC.



                                                  By: /s/ R. Alan Medaugh
                                                      -----------------------
                                                      R. Alan Medaugh
                                                      President


[SEAL]

Attest:


/s/ Scott J. Liotta
--------------------
Scott J. Liotta
Vice President and Secretary



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                  THE UNDERSIGNED, President of The Strategy Fund, Inc., who
executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                   /s/ R. Alan Medaugh
                                                   --------------------
                                                   R. Alan Medaugh
                                                   President